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EXHIBIT 99.0

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of THE HAVANA GROUP, INC. (the "Company") on Form 10-QSB for the period ending JUNE 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, WILLIAM MILLER, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



/S/ WILLIAM MILLER
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WILLIAM MILLER
CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
AUGUST 19, 2003